As filed with the Securities and Exchange Commission on June 5, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Arbe Robotics Ltd.

(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

Arbe Robotics Ltd. 107 HaHashmonaim St. Tel Aviv-Yafo Israel	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(Name and address of agent for service)

(212) 947-7200

(Telephone number, including area code, of agent for service)

With copies to:

Shay Dayan, Adv. Lior Etgar, Adv. Erdinast, Ben Nathan, Toledano & Co. 4 Berkowitz Street Tel Aviv, 6423806, Israel +972 (3)-7770111	Richard Anslow, Esq. Jonathan Deblinger, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, NY 10105 Phone: (212) 370-1300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. No securities described in this prospectus can be sold until the registration statement that we filed to cover the securities has become effective under the rules of the Securities and Exchange Commission. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 5, 2025

PROSPECTUS

Arbe Robotics Ltd.

US$50,000,000

Ordinary Shares

Debt Securities

Warrants

Units

Arbe Robotics Ltd. (“Arbe,” “we,” “us” or the “Company”) may offer and sell up to $50,000,000 in the aggregate of our ordinary shares, debt securities, warrants and a combination of such securities, separately or as units, from time to time in one or more offerings. We refer to our ordinary shares, debt securities, warrants and units individually and collectively as “securities” in this prospectus.

We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which they will be offered.

Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The prospectus supplement will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Capital Market, or Nasdaq, and/or Tel Aviv Stock Exchange Ltd., or the TASE, as applicable, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ordinary shares are listed on Nasdaq and TASE under the symbol “ARBE.” On June 4, 2025, the closing price for our ordinary shares as reported on Nasdaq was $1.74 per ordinary share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 2 OF THIS PROSPECTUS, and those included in or incorporated by reference in this prospectus, and in any applicable prospectus supplement and in the documents we incorporate by reference herein or therein. YOU SHOULD CAREFULLY CONSIDER THESE RISK FACTORS BEFORE INVESTING IN ANY OF OUR SECURITIES.

None of the Securities and Exchange Commission, the Israel Securities Authority or any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time, in one or more offerings, up to a total dollar amount of $50,000,000. Each time we sell securities described herein, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and in the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information.” Please read this prospectus and any prospectus supplement and the documents incorporated by reference herein and therein carefully.

We have not authorized anyone to provide you with any different or additional information or to make any representations about us, the securities being offered pursuant to this prospectus or any applicable prospectus supplement or any other matter discussed or incorporated by reference in this prospectus or any applicable prospectus supplement, other than the information and representations contained or incorporated by reference in this prospectus or any applicable prospectus supplement. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone else to provide you with different information. The securities offered by this prospectus and any applicable prospectus supplement are being offered only in jurisdictions where the offer is permitted, and we are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on its respective cover, even though this prospectus may be delivered or securities may be sold under this prospectus on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

Except as otherwise set forth in this prospectus, we have not taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside of the United States.

This prospectus (including the documents incorporated by reference herein) includes industry and market data that we obtained from internal surveys, market research, publicly available information and industry publications. The market research, publicly available information and industry publications that we use generally state that the information contained therein has been obtained from sources believed to be reliable. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus and in the relevant prospectus supplement, and under similar headings in the other documents that are incorporated herein or therein by reference. We did not fund and are not otherwise affiliated with any of the sources cited in this prospectus. Forward-looking information obtained from these sources is subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus and any applicable prospectus supplement.

Throughout this prospectus, we refer to various trademarks, service marks and trade names that we use in our business. In addition, our names, logos and website names and addresses are our trademarks or service marks, and we have other trademarks and service marks. Although we have omitted trademark designations in this prospectus, all rights to such trademarks are nevertheless reserved. Other trademarks, service marks and trade names appearing in this prospectus are the property of their respective holders.

As used throughout this prospectus, unless otherwise designated, the terms “we,” “us,” “our,” “Arbe,” “the Company” and “our company” refer to Arbe Robotics Ltd. References to “dollar” and “$” are to U.S. dollars, the lawful currency of the United States and references to “NIS” are to New Israeli Shekels, the lawful currency of the State of Israel. The term “ordinary shares” refers to our ordinary shares, par value NIS 0.000216 per share.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain, and any prospectus supplement or document incorporated by reference therein may contain, forward-looking statements that are forward-looking statements about our expectations, beliefs or intentions regarding, among other things, our product development efforts, business, financial condition, results of operations, strategies, plans and prospects. Forward-looking statements relate only to anticipated or expected events, results, activities or information as of the date on which the statements are made. Forward-looking statements can be identified based on our use of forward-looking words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements about:

●	Our projection of revenue and other operating results;

●	Our expectation that we will be engaging with Tier 1 automotive suppliers and OEMs which would be building the radars based on our chipset solution, eliminating expenses associated with system completion, requirement for undertaking significant capital expenditures associated with developing mass production manufacturing and the expenses of operating any such manufacturing capability;

●	Our expectation that radars are crucial to the automotive industry and will be deployed in nearly all new vehicles as a long range, cost-effective sensor with the fewest environmental limitations;

●	Our belief that our radar chipset heralds a breakthrough in radar technology that will enable Tier 1 manufacturers and OEMs to replace the current radars with an advanced solution that meets the safety requirements of Euro New Car Assessment Program (“Euro-NCAP”) and the current United States National Highway Traffic Safety Administration (“NHTSA”) vehicle safety standard that will make automatic emergency braking (AEB), including pedestrian AEB, standard on all passenger cars and light trucks.

●	Our belief that automakers will choose to integrate advanced driver assistance systems (ADAS L2+/L3) based on several technologies simultaneously (imaging radar, camera and optionally LiDAR), and that it is likely that this trend of integrating technologies into vehicles will continue in the coming years;

●	Our belief that our 4D imaging radar technology holds significant advantages for a fusion with camera over alternative technologies such as LiDAR laser systems and over current-generation radar technologies that are on the market presently or have been announced for development;

●	Our belief that our ground-breaking technology that contains an advanced processor, consumes relatively low amounts of energy and can scan a vehicle’s environment at an exceptionally high resolution in real-time, and identify objects and distinguish between them with great long-range accuracy and a wide field of view, differentiates us and will enable us to successfully compete and develop and maintain a leadership position in its target markets;

●	Our expectation that our marketing strategy, primarily targeted at Tier 1 manufacturers, will foster cooperation with Tier 1 suppliers to integrate our radar chipsets into their radar systems to be sold to OEMs and that the Tier 1 suppliers that use our radar chipsets will be successful in marketing the systems to automakers;

●	Our belief that our engagement of Global Foundries for the manufacturing and supply chain management will provide us with a more secure path in production for quality control and reliability for automotive requirements;

●	Our belief that as automakers seek to develop hands off/eyes off driving, perception and imaging radar will become a critical ingredient and that our radar chipset will meet this need;

●	Our belief that certain operational or registration requirements for some autonomous functions will be removed as state regulators gain better experience with the technology;

●	Our expectation that awareness among automakers and vehicle owners of the importance and benefits of installing ADAS and partial autonomous driving L2+/L3 (even in the absence of binding regulation) has increased, and that it is likely that in the future, the vast majority of new vehicles will be equipped with these systems;

●	Our belief that our radar chipset solution will make it possible to enable the launch of an autonomous vehicle and will be the primary sensor for autonomous driving in the retail market in tandem with a camera;

●	Our belief that our existing infrastructure positions us to capitalize on regulatory changes pertaining to required installation of traffic accident prevention systems in general, and radar systems in particular, which is expected to increase the demand for the technology and products that we are developing;

●	Our belief that an increased demand for autonomous vehicles and the transition to mass production of Level 2+ and higher autonomous vehicles, requiring advanced systems for automatically integrating vehicles in traffic and preventing traffic accidents, is expected to increase the demand for products in our field of activity in the time frame we anticipate; and

●	Our continued listing on Nasdaq or TASE with respect to our ordinary shares or other applicable listed securities.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, levels of activity, performance or achievements to differ materially from the results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the risks described under “Risk Factors” in our most recent annual report on Form 20-F incorporated by reference herein, in “Item 3. Key Information - D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” as well as in our most recent annual report on Form 20-F or any updates in our Reports on Form 6-K generally, which is incorporated by reference into this prospectus.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements, and we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. You should read this prospectus, the documents incorporated by reference into this prospectus and the documents we have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. In evaluating forward-looking statements, you should consider these risks and uncertainties.

THE COMPANY

We are a provider of 4D imaging radar solutions, and we are leading a radar revolution, enabling safe driver-assist systems today while paving the way for fully autonomous driving in the future. We are a Tier 2 supplier, empowering Tier-1 companies, which are companies that supply parts or systems directly to OEMs (car manufacturers), autonomous ground vehicles, commercial and industrial vehicles, and a wide array of safety applications with next-generation sensing based on our proprietary chipset and perception algorithms. While the role of automotive radars in the traditional perception paradigm was limited to “legacy ADAS features”, such as Adaptive Cruise Control (ACC) and Automatic Emergency Braking (AEB), the introduction of our imaging radar with its a high channel count delivers an order of magnitude better native resolution than existing radar solutions profoundly changes this paradigm, making the radar a key player in the overall driving solution including hands-free and eyes-off features. We believe that our imaging radar is essential for Level 2+ and higher levels of autonomy.

We provide long-range high resolution in 4D - the distance, the angular measurement of objects, both horizontally and vertically, and their relative speed. This is designed to enable the vehicle to determine the exact location and shape of objects. For example, it could determine whether a stationary object in front of a vehicle is a manhole cover you can drive over or a guardrail you need to avoid. Our 4D imaging radar is the world’s first radar to separate, track and identify objects in any weather or lighting condition using a 2K virtual channel array. Radar resolution without false alarm (“grating lobes”) is determined by the number of channels, much like camera resolution is defined by pixels. Traditional automotive radars offered in the range of 16 channels, and advanced radars reach approximately 200 channels. We have made a groundbreaking leap, delivering a 2,304-channel array, which we believe is ten more channels than leading alternatives, thereby-providing unparalleled resolution and performance, with ultra-high resolution in both azimuth and elevation, delivering an image that we believe is 100 times more detailed than any commercial radar presently on the market. We achieve this capability with our proprietary RF chipset and a groundbreaking radar processor chip, the first dedicated processor designed specifically for the performance and power saving requirements of the automotive industry.

For more information on our business, see Item 4 of our annual report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 28, 2025, and which report refer to as our 2024 Annual Report.

Our Organization

We are an Israeli corporation founded on November 4, 2015. The mailing address for our principal executive office is 10 HaHashmonaim St 107, Tel Aviv-Yafo, Israel. Our telephone number is +972-73-7969804, ext. 200. Our website is https://arberobotics.com/. Information contained on, or that can be accessed through, our website or any other website is expressly not incorporated by reference into and is not a part of this prospectus.

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. In addition, the Nasdaq listing rules provide that a foreign private issuer may follow the practices of its home country, which for us is Israel, rather than the Nasdaq rules as to certain corporate governance requirements. Our ordinary shares are listed on Nasdaq and TASE under the symbol “ARBE.”

As a company with less than US$1.235 billion in revenue for the last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies.

For information relating to our status as a foreign private issuer and an emerging growth company see the captions “Our Status as Foreign Private Issuer under the Exchange Act” and “Our Status an Emerging Growth Company” in Item 4 of the 2024 Annual Report.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risk factors set forth in the 2024 Annual Report incorporated by reference into this prospectus and in our updates, if any, to those risk factors in our reports on Form 6-K and Form 20-F incorporated by reference into this prospectus and any applicable prospectus supplement, and all other information contained or incorporated by reference into this prospectus or such prospectus supplement, as updated by our subsequent filings under the Exchange Act. The risks and uncertainties we have described are not the only risks we face. Except as set forth in the following paragraph, additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. You should carefully consider these risk factors and risks before investing in any of our securities. See “Where You Can Find More Information.”

USE OF PROCEEDS

Unless otherwise specified in an applicable prospectus supplement, we intend to use the proceeds we receive from the sale of securities offered hereunder for general corporate purposes, which may include working capital and capital expenditures, investments, and the financing of possible acquisitions of technology, products or businesses. Additional information relating to our use of proceeds from a specific offering may be set forth in an applicable prospectus supplement.

CAPITALIZATION

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

TAXATION

Reference is made to the captions “Certain Material U.S. Federal Income Tax Considerations” and “Material Israeli Tax Considerations” in Item 10.E of the 2024 Annual Report. The applicable prospectus supplement may also contain information about certain material tax considerations relating to the securities covered by such prospectus supplement. You should consult your own tax advisors prior to acquiring any of our securities.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of any securities offered by such prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, ordinary shares, debt securities, warrants and units comprising any combination of these securities. The total dollar amount of all securities that we may issue under this prospectus will not exceed $50 million.

DESCRIPTION OF EQUITY SECURITIES

The following description sets forth certain material terms and provisions of the Company's equity securities that are registered under Section 12 of the Securities Exchange Act of 1934, as amended.

This description summarizes relevant provisions of the Israeli Companies Law, 5759-1999, or the "Companies Law."  The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of the Companies Law and the Company’s amended and restated articles of association (which we refer to herein as our "articles of association"), a copy of which is incorporated by reference as an exhibit to the our annual report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 28, 2025, which we refer to as our "2024 Annual Report."

Ordinary Shares

Our authorized share capital consists of 165,000,000 ordinary shares, par value NIS 0.000216 per share. As of March 31, 2025, we had 105,279,314 ordinary shares outstanding. All of our outstanding ordinary shares will be validly issued, fully paid and non-assessable. Our ordinary shares are listed under the symbol “ARBE” on the Nasdaq Stock Market and on the Tel Aviv Stock Exchange (“TASE”).

A description of our ordinary shares can be found in “Description of Securities” filed as Exhibit 2.1 to our 2024 Annual Report, and incorporated by reference herein, and the description in this prospectus and any applicable prospectus supplement updates (and in the case of any conflicting information, replaces) any such description of our ordinary shares.

Our articles of association and the Companies Law do not restrict in any way the ownership or voting of ordinary shares by non-residents or persons who are not citizens of Israel, except with respect to subjects of nations which are in a state of war with Israel, which currently include Iran, Syria and Lebanon. All ordinary shares have identical rights.

The rights attached to the ordinary shares are as follows:

Voting.  Holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote of shareholders at a shareholder meeting.  Shareholders may vote at shareholder meeting either in person, by proxy or by written ballot.  Shareholder voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Transfer of Shares.  Fully paid ordinary shares may be registered hereunder and may be freely transferred under our articles of association unless the transfer is restricted or prohibited by another instrument, Israeli law or the rules of a stock exchange on which the shares are traded.

Election of Directors.  Our ordinary shares do not have cumulative voting rights for the election of directors.  Rather, under our articles of association our directors are elected by the holders of a simple majority of our voting shares, participating and voting at an annual general meeting of the shareholders at which a quorum is present. Our ordinary shares are currently our only voting shares. As a result, the holders of our ordinary shares that represent more than 50% of the voting power represented at a shareholder meeting generally have the power to elect any or all of our directors whose positions are being filled at that meeting.

Under the Companies Law, an Israeli public company is required to appoint at least two natural persons as “external directors,” unless the company elects to opt out of the requirement to maintain such regime. Appointments of external directors are to be for a term of three years and may be extended for additional three-year terms, subject to certain conditions as provided under the Companies Law and regulations promulgated thereunder. We have opted out of the external director requirement because our board or directors consists of a majority of independent directors, using the Nasdaq definition of independent director.

Our directors are divided into three classes, with one class being elected each year at the Company’s annual general meeting of shareholders for a term of approximately three years, until the third annual general meeting following such election or re-election or generally until they are removed by a vote of a majority of the voting power of the shareholders represented at the general meeting in person or by proxy and voting thereon, and disregarding abstentions from the count of the voting power of the shareholders present and voting. Our articles of association provide that the board of directors consists of not fewer than three and not more than nine directors. Any change in our articles of association to amend the provisions relating to a classified board requires the approval of the holders of 60% of the ordinary shares outstanding on the applicable record date.

Under our articles of association, a director shall vacate his or her office if that director dies; is declared bankrupt; is declared to be legally incompetent; resigns such office by notice in writing given to the Company; is not re-elected by the shareholders upon expiration of his or her term at the relevant annual general meeting of shareholders, or otherwise as provided in the Companies Law. In addition, our articles of association allow our board of directors to fill vacancies on the board of directors or to appoint new directors up to the maximum number of directors permitted under our articles of association (which is currently nine members). Such directors serve for a term of office equal to the remaining period of the term of office of the directors(s) whose office(s) have been vacated or in the case of new directors, for a term of office according to the class to which such director was assigned upon appointment.

Dividends and Distributions and Liquidation Rights. Under the Companies Law, shareholder approval is not required for the declaration of a dividend, unless the company’s articles of association provide otherwise. Our articles of association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by the board of directors; provided that any declaration of a dividend in the absence of sufficient retained earnings or profits, requires the approval of both the board of directors and an Israeli court. In certain circumstances provided by regulations promulgated under the Companies Law, our board of directors may also approve distributions in the absence of sufficient retained earnings or profits, without the approval of the Israeli court, subject to complying with certain conditions as provided therein

Pursuant to the Companies Law, dividends may be distributed only out of earnings or earnings generated over the two years preceding the distribution, according to the company’s most recently reviewed or audited financial statements, provided that the end of the period to which the financial statements relate is not more than six months prior to the date of the distribution. If a company does not meet such criteria, then it may distribute dividends only with court approval. In each case, we would only be permitted to distribute a dividend if the board of directors and the court, if applicable, determines that there is no reasonable concern that distribution of the dividend will prevent us from being able to meet our existing and foreseeable obligations as they become due.

The deed of trust relating to our convertible bonds has restrictions on our making distributions. We are prohibited from making any distribution with respect to our ordinary shares; except that this restriction does not apply if the outstanding principal amount of the bonds is less than NIS 10 million, except that, in such event we can only make a distribution if, following the distribution, our equity capital is not less than NIS 24 million (approximately $6.5 million).

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of ordinary shares in proportion to the paid up capital attributable to the shares that they hold. Dividend and liquidation rights may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future. Subject to the rights of holders of shares with such preferential or special rights (if such shares are issued in the future), holders of paid up ordinary shares are entitled to participate in the payment of dividends and, in the event of a winding-up or liquidation of Arbe, in the distribution of assets available for distribution, in proportion to their respective paid up capital attributable to the shares that they hold as shareholdings and in respect of which such dividend is being paid or such distribution is being made, without considering any premium those holders might have paid in excess of that par value.

Approval of Shareholders; Changes to Share Capital

An increase in the authorized share capital, the creation of a new class of shares, an increase in the authorized share capital of a class of shares, is not be deemed to modify or derogate or cancel the rights attached to previously issued shares of such class or of any other class, and any such change must be approved by the shareholders.

Similarly, a stock split requires approval by our shareholders. Such approval generally consists of the majority of the shareholders present at a meeting of our shareholders with the required quorum. Modification or abrogation of the rights of any class of shares requires shareholder approval of all shares acting as one class, without any required separate resolution of any class of shares.

Any transaction that has the effect of reducing the share capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, requires the approval of both the board of directors of the Company and an Israeli court.

We can effect a share distribution or share dividend with board approval.

Shareholder Meetings

We are required to convene an annual general meeting of our shareholders once every calendar year within a period of not more than 15 months following the preceding annual general meeting. Our board of directors may convene a special general meeting of our shareholders and is required to do so at the request of two directors or one quarter of the members of our board of directors or, as we are a Nasdaq-listed company at the request of (i) one or more holders of 10% or more of our share capital and 1% of our voting power or (ii) the holder or holders of 10% or more of our voting power. All shareholder meetings require prior notice of at least 21 days. However, if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with Office Holders (as defined in the Companies Law) or interested or related parties, an approval of a merger, approval of compensation policy or approval of compromise or settlement between the company to its creditors or shareholders, notice must be provided at least 35 days prior to the meeting.

The chairperson of our board of directors presides over our general meetings. In the absence of the chairperson of the board of directors, one of the members of the board designated by our board of directors presides over the meeting, or in the absence of such person (in the following order), our chief executive officer, chief financial officer or general counsel or any person designated by any of the foregoing.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder and our articles of association, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, in accordance with exchange listing rules and regulations and applicable law.

Furthermore, the Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of shareholders:

●	amendments to the articles of association;

●	appointment or termination of auditors;

●	appointment of external directors (to the extent required);

●	approval of certain related party transactions as required by law;

●	increases or reductions of authorized share capital and the creation of preferred shares.

●	a merger; and

●	resolutions required for the management of the company, if the board of directors is unable to resolve or perform its duties.

Under the Companies Law public companies may not adopt shareholder resolutions by means of written consent in lieu of a shareholder meeting.

Quorum

The quorum required for a meeting of shareholders consists of at least two shareholders present in person, by proxy or by written ballot, who hold or represent between them at least 33.3% of our voting power; however, in a meeting initiated or convened by resolution of our board of directors, such requisite percentage is at least 25% of our voting power (provided that we are a "foreign private issuer" as defined by the SEC's rules and regulations). A meeting adjourned for lack of a quorum generally is adjourned either to (i) to the same day in the next week, at the same time and place, or (ii) to such day and at such time and place as indicated in the notice of such meeting, or (iii) to such day and at such time and place as the chairperson of the meeting shall determine (which may be earlier or later than the date pursuant to clause (i) above). At the adjourned meeting, one or more shareholders, present in person or by proxy shall constitute a quorum.

Resolutions; Voting Requirements

Under our articles of association and the Companies Law, all resolutions of the shareholders require a majority vote of those present and voting at the meeting, provided a quorum is present, unless otherwise required by our articles of association or applicable law.

Shareholders may vote, in person or by proxy, the number of voting shares that they own on the record date for the applicable general meeting.

Under the Companies Law, a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company requires the approval by holders of at least 75% of the voting rights represented at the meeting, in person, by proxy or by written ballot, and voting on the resolution, provided a quorum is present. Under our articles of association, any amendment of the provisions relating to our classified board requires the vote of 60% of the total voting power of the Company's shareholders.

Under the Companies Law, each of (i) the approval of an extraordinary transaction with a controlling shareholder; (ii) the terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s relative (even if such terms are not extraordinary) or (iii) the approval of certain compensation-related matters of officers and directors – generally require a special disinterested majority approval.

Also, under the Companies Law, the compensation of a public company’s directors generally requires the approval of its compensation committee, the subsequent approval of its board of directors and, unless exempted under regulations promulgated under the Companies Law, the approval of its shareholders at a general meeting.

If the compensation is inconsistent with the Company’s compensation policy, the shareholder approval will require the Compensation Majority. The term “Compensation Majority” refers to an approval requirement under the Companies Law, pursuant to which, certain compensation arrangements are subject to a simple majority vote of the shares present and voting at a shareholders meeting, in person or by proxy, and voting thereon, provided that either:

●	such majority includes at least a majority of the shares held by disinterested shareholders who vote at the general meeting, with disinterested shareholders being defined as shareholders who are not controlling shareholders and do not have a personal interest in such compensation arrangement or the compensation policy, as applicable; or

●	the total number of shares of the disinterested shareholders who vote against the policy, does not exceed 2% of the company’s aggregate voting rights.

Access to Corporate Records

Under the Companies Law, all shareholders generally have the right to review minutes of our general meetings, our material  shareholders register our articles of association, our financial statements and any document we are required by law to file publicly with the Companies Registrar and other documents as provided in the Israeli Companies Law. Any shareholder who specifies the purpose of its request may request to review any document in our possession that relates to any action or transaction with a related party which requires shareholder approval under the Companies Law. We may deny a request to review a document if we determine that the request was not made in good faith, that the document contains a commercial secret or a patent or that the document’s disclosure may otherwise impair our interests.

Preferential Shares

The Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred or additional rights with respect to voting, distributions or other matters and shares having preemptive rights, and which we refer to herein also as Preferential Shares.  We do not have any authorized or issued shares other than ordinary shares. The authorization of a new class of shares, including shares with preferential rights relating, among other things, to dividends, voting and repayment of share capital can be created by an amendment to our articles of association which requires the prior approval and adoption of a resolution of the shareholders at a general meeting of shareholders at which a quorum is present, by a simple majority of the voting power represented at the meeting in person or by proxy and voting thereon.

Additionally, since the company’s shares are dually listed in Israel, the company may be subject to restrictions under Israeli law and the TASE rules, which could limit its ability to issue types of shares other than the company’s ordinary shares, or to set different terms for such.

Acquisitions under Israeli Law

Full Tender Offer.  A person wishing to acquire shares of a public Israeli company and who would as a result hold over 90% of the target company’s issued and outstanding share capital is required by the Companies Law to make a tender offer for the purchase of all of the issued and outstanding shares of the company.  If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company, and more than half of the offerees who do not have a personal interest in the tender offer accept the tender offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law.  Notwithstanding the above, if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class, the offer will nonetheless be accepted.  However, a shareholder that had its shares so transferred may, within six months from the date of acceptance of the tender offer, petition the court to determine that the tender offer was for less than fair value and that the fair value should be paid as determined by the court.  The bidder may provide in its tender offer that any accepting shareholder may not petition the court for fair value, but such condition will not be valid unless all of the information required under the Companies Law was provided prior to the acceptance date.  The description above regarding a full tender offer also applies, with certain limitations, when a full tender offer for the purchase of all of the company’s securities is accepted.

Special Tender Offer.  The Companies Law provides, subject to certain exceptions, that an acquisition of shares of a public Israeli company must be made by means of a “special tender offer” if, as a result of the acquisition, the purchaser would become a holder of at least 25% of the voting rights in the company.  This rule does not apply if there is already another holder of at least 25% of the voting rights in the company.  Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a tender offer if, as a result of the acquisition, the purchaser would become a holder of more than 45% of the voting rights in the company, and there is no other shareholder of the company who holds more than 45% of the voting rights in the company.  The special tender offer may be consummated subject to certain majority requirements set forth in the Companies Law, and provided further that at least 5% of the voting rights attached to the company’s outstanding shares will be acquired by the party making the offer.

Merger.  The Companies Law permits merger transactions between two Israeli companies if approved by each party’s board of directors and a certain percentage of each party’s shareholders.  Following the approval of the board of directors of each of the merging companies, the boards must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies.

Under the Companies Law, if the approval of a general meeting of the shareholders is required, merger transactions may be approved by the holders of a simple majority of our shares present, in person, by proxy or by written ballot, at a general meeting of the shareholders and voting on the transaction.  In determining whether the required majority has approved the merger, if shares of the company are held by the other party to the merger, by any person holding at least 25% of the voting rights, or 25% of the means of appointing directors or the general manager of the other party to the merger, then a vote against the merger by holders of the majority of the shares present and voting, excluding shares held by the other party or by such person, or any person or entity acting on behalf of, related to or controlled by either of them, is sufficient to reject the merger transaction.  In certain circumstances, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders.

The Companies Law provides for certain requirements and procedures that each of the merging companies is to fulfill.  In addition, a merger may not be completed unless at least fifty days have passed from the date that a proposal for approval of the merger was filed with the Israeli Registrar of Companies and thirty days from the date that shareholder approval of both merging companies was obtained.

Anti-Takeover Measures

Undesignated preferred shares.  The Companies Law allows a company to create and issue shares with different rights from those attached to its ordinary shares, including shares providing certain preferred rights such as voting, distributing, pre-emptive rights or other matters. No preferred shares are currently authorized under our articles of association. In the future, if we authorize, create, and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an approval by the shareholders at a general meeting.  In the future, if we do create and issue a class of shares other than ordinary shares, such class of shares, depending on the specific rights that may be attached to them, may delay or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares.

Supermajority voting.  Our articles of association provide that certain articles can be amended or changed only by the majority of at least sixty percent (60%) of the total voting power of our shareholders, including provisions relating to our classified board or directors, as of the applicable record date.

Classified board of directors.  Under our articles of association, our directors are divided into three classes, with one class being elected each year at the Company’s annual general meeting of shareholders for a term of approximately three years, until the third annual general meeting following such election or re-election or generally until they are removed by a vote of a majority of the voting power of the shareholders represented at the general meeting in person or by proxy and voting thereon (and disregarding abstentions from the count of the voting power of the shareholders present and voting).

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities together with other securities or separately. We may issue series of debt securities, which may include debt securities exchangeable for or convertible into ordinary shares or other securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a prospectus supplement. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued pursuant to an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended.

A form of the indenture has been filed as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the indenture for provisions that may be important to you. The executed indenture will be incorporated by reference from a report on Form 6-K. We encourage you to read such indenture, which would govern your rights as a holder of debt securities issued under the indenture. The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate or by an executed or supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The applicable prospectus supplement, including any applicable pricing supplement, will set forth, to the extent required, the following terms of each series of debt securities in respect of which the prospectus supplement is delivered:

●	the title of the debt securities and series;

●	the aggregate principal amount;

●	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

●	the place or places where the principal of and, if applicable, premium, and interest on, the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

●	any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued or issuable;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, and if applicable, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions, if any, relating to any security or collateral provided for the debt securities;

●	any events of default with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in the indenture with respect to the debt securities;

●	whether the debt securities will be senior or subordinated in right of payment to other indebtedness of our company and any applicable subordination provisions;

●	a discussion of material income tax considerations applicable to the debt securities;

●	the terms and conditions, if any, for conversion into or exchange for our ordinary shares;

●	any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture.

One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will provide you with information on the restrictions, elections, specific terms and other information with respect to and general tax considerations relating to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

Our ability to issue debt securities under this shelf registration statement may be subject to certain restrictions and limitations arising from the indenture governing our convertible bonds previously issued in Israel, as of the date of this prospectus. These restrictions may include, but are not limited to, limitations on the incurrence of additional indebtedness, maintenance of certain financial ratios, and other covenants that could affect our ability to issue additional debt securities. Prospective investors should be aware that such restrictions may limit the types, amounts, or terms of debt securities we may offer under this prospectus or any applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. The applicable prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase ordinary shares or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. If applicable, the warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Equity Warrants

Each equity warrant issued by us will entitle its holder to purchase the equity securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

If applicable, the equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of the equity warrants, the equity warrant agreements relating to the equity warrants, as applicable, and the equity warrant certificates representing the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the equity warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the aggregate amount of equity warrants and the aggregate amount of equity securities purchasable upon exercise of the equity warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the amount of equity warrants issued with each equity security;

●	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

●	if applicable, the minimum or maximum amount of the equity warrants that may be exercised at any one time;

●	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

●	information with respect to book-entry procedures, if any;

●	any material Israeli and United States federal income tax consequences;

●	anti-dilution provisions of the equity warrants, if any;

●	redemption or call provisions, if any, applicable to the equity warrants; and

●	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Debt Warrants

Each debt warrant issued by us will entitle its holder to purchase the debt securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

If applicable, the debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants, if applicable, and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the debt warrants;

●	the initial offering price;

●	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the title and terms of any related debt securities with which the debt warrants are issued and the amount of the debt warrants issued with each debt security;

●	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

●	information with respect to book-entry procedures, if any;

●	any material Israeli and United States federal income tax consequences;

●	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

●	anti-dilution provisions of the debt warrants, if any;

●	redemption or call provisions, if any, applicable to the debt warrants; and

●	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indentures governing such debt securities.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants, including equity warrants or debt warrants, without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

The applicable prospectus supplement relating to any units we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following

●	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any material additional terms of the governing unit agreement.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements, relating to such units, will be filed with the SEC if we offer units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways (or in any combination) from time to time:

●	directly to investors or purchasers (including our affiliates), including through privately negotiated transactions, a specific bidding, auction or other process;

●	to investors or the public through agents;

●	directly to agents;

●	to or through one or more underwriters or dealers on a firm commitment or agency basis;

●	to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through any other method permitted by applicable law and described in the applicable prospectus supplement; or

●	through a combination of any such methods of sale.

At any time at which a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed, which will describe the type of securities and the aggregate number of securities covered by this prospectus being offered and the terms of the offering, including any public offering price, any securities exchange or market on which the ordinary shares may be listed, the purchase price and/or any public offering price, and the proceeds we will receive from the sale, the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us, including any options pursuant to which underwriters may purchase additional securities from us, and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states, the securities may not be sold unless they have been registered or qualified for sale in the applicable state, or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq and/or TASE and/or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions and/or our securities, to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices;

●	through block transactions on the Nasdaq Stock Market or any other organized market where the securities may be traded;

●	at negotiated prices; or

●	in any other way in which securities may be distributed.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents;

●	the method of distribution;

●	the public offering price or purchase price and the proceeds to us from that sale;

●	the expenses of the offering;

●	any discounts to be allowed or paid to the underwriters, dealers or agents;

●	all other items constituting underwriting compensation and the discounts to be allowed or paid to dealers, if any; and

●	any other information regarding the distribution of the securities that we believe to be material.

In addition, our securities, including ordinary shares, or warrants, may be issued upon conversion of or in exchange for other securities. Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus or any applicable prospectus supplement.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable . Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. We or the underwriters may change from time to time the initial public offering price, if any, and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus and prospectus supplement, if any, will be used by the underwriters to resell the securities.

If dealers are used in the sale of securities offered through this prospectus, we or an underwriter will sell the securities to the dealer, as a principal. The dealer may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The applicable prospectus supplement will include, to the extent required, the names of the underwriters or dealers and the terms of the transaction, including compensation for the underwriters or dealers.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement will name, to the extent required, any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis to solicit purchases for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

We may directly solicit offers to purchase the securities and may make sales of the securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Offered securities may be sold at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale, or with other terms as described above. As one of the means of direct issuance of offered securities, we may utilize the services of an entity through which it may conduct an electronic “dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable prospectus supplement.

Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market. We do not know at the current time whether the offered securities will be listed on the Nasdaq, the TASE and/or any other organized market.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate-covering transactions or imposing penalty bids, each of which is described below:

●	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	A syndicate-covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. If commenced, the underwriters may discontinue any of these activities at any time.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement, pursuant to delayed-delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Derivative Transactions and Hedging

We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

We may loan or pledge securities to a financial institution or other third parties that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or an applicable prospectus supplement. or in connection with a simultaneous offering of other securities offered by this prospectus or an applicable prospectus supplement.

General Information

Agents, underwriters, and dealers may be entitled, under agreements that may be entered into with us, to indemnification by us, against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our affiliates.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Conflicts of Interest

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements and omissions in our offering documents. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in their ordinary course of business.

Except for securities issued upon a reopening of a previous series, each series of offered securities will be a new issue of securities and will have no established trading market, other than our ordinary shares which are listed on Nasdaq and TASE. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a securities exchange. No assurance can be given that there will be a market for the offered securities.

EXPENSES

Set forth below is an itemization of the total expenses that we expect to incur in connection with this prospectus . All amounts, other than the SEC registration fee, are estimates.

SEC registration fee		$7,655.00
FINRA filing fee			*
Legal fees and expenses		10,000.00	*
Accounting fees		10,000.00	*
Printing fees		5,000.00	*
Miscellaneous expenses		2,000.00	*
Total	$		*

*	Expenses in connection with any specific issuances of securities will be provided in a prospectus supplement describing an offering of securities or a report on Form 6-K that is incorporated by reference herein.

LEGAL MATTERS

The validity of our ordinary shares and certain other matters of Israeli law will be passed upon for us by Erdinast, Ben Nathan, Toledano & Co., Tel-Aviv, Israel. Ellenoff Grossman & Schole LLP will pass certain matters of New York law for us in connection with the registration of certain securities being registered hereby. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by our special counsel or counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of Arbe Robotics Ltd. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We are subject to the information requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including Annual Reports on Form 20-F and disclosure furnished under cover of Form 6-K. The SEC maintains a web site that contains reports and other information about issuers, such as us, that file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website is https://arberobotics.com/. On our website you can access such reports and other information free of charge after such material is electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website or any other website is expressly not incorporated by reference into and is not a part of this prospectus.

As a foreign private issuer, we are exempt under the Exchange Act from rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is deemed to be part of this prospectus, and any applicable prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information.  Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents that are "furnished" unless otherwise specified below):

1.	Our annual report on Form 20-F for the year ended December 31, 2024, which was filed with the SEC on March 28, 2025; and

2.	Our Reports of Foreign Private Issuer on Form 6-K, furnished to the SEC on April 30, 2025 and May 20, 2025; and

3.	The description of our ordinary shares under “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A (File No. 001-40884), filed with the SEC on October 6, 2021, as updated by the description of our ordinary shares contained in Exhibit 2.1 to our 2024 Annual Report, including any subsequent amendment or any report filed for purposes of updating such description.

We furthermore incorporate by reference in this prospectus each of the following documents, which will be considered a part of this prospectus from the date of filing or furnishing of such documents:

●	any Reports of Foreign Private Issuer on Form 6-K furnished to the SEC by us after the date of the registration statement of which this prospectus forms a part, and prior to its effectiveness, that we specifically identify in such reports as being incorporated by reference in that registration statement;

●	all subsequent Annual Reports on Form 20-F filed after the effective date of the registration statement of which this prospectus forms a part and prior to the termination of this offering; and

●	any Reports of Foreign Private Issuer on Form 6-K subsequently furnished to the SEC after the effective date of the registration statement of which this prospectus forms a part, or portions thereof, that we specifically identify in such reports as being incorporated by reference in that registration statement.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus including all such documents we may file with the SEC after the effective date of registration statement of which this prospectus is a part, but excluding any information furnished to, rather than filed with, the SEC (except to the extent the information states in such information furnished to the SEC that it is incorporated by reference into this prospectus), will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Certain statements in and portions of this prospectus update and replace information in the above-listed, already-filed or furnished documents incorporated by reference. Likewise, statements in or portions of a future document listed above that is incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above-listed documents.

All of these documents are available at the SEC’s website, www.sec.gov. You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Corporate Secretary

Arbe Robotics Ltd.

HaHashmonaim St. 107

Tel Aviv-Yafo

Israel

Telephone: +972-73-7969804, ext. 200

ENFORCEABILITY OF CIVIL LIABILITIES AND AGENT FOR SERVICE OF PROCESS IN THE UNITED STATES

Service of process upon us and upon our directors and officers, most of whom reside outside the United States, may be difficult to obtain within the United States.  Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible or difficult to collect within the United States.

It may be difficult to assert U.S. securities laws claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

We have irrevocably appointed Cogency Global Inc., as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction according to the laws of the state in which the judgment is given and the judgment is enforceable according to the law of the foreign state in which the relief was granted;

●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel; and

●	the substance of the judgment and its enforcement is not contrary to the law, public policy, security or sovereignty of the State of Israel.

Even if such conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

●	the prevailing law of the foreign state in which the judgment is rendered does not allow for the enforcement of judgments of Israeli courts (subject to exceptional cases and a request by the attorney general);

●	the defendant did not have a reasonable opportunity to be heard and to present his or her evidence, in the opinion of the Israeli court;

●	the enforcement of the civil liabilities set forth in the judgment is likely to impair the security or sovereignty of Israel;

●	the judgment was obtained by fraud;

●	the judgment was rendered by a court not competent to render it according to the rules of private international law prevailing in Israel;

●	the judgment conflicts with any other valid judgment in the same matter between the same parties; or

●	an action between the same parties in the same matter was pending in any Israeli court or tribunal at the time at which the lawsuit was instituted in the foreign court.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. Under existing Israeli law, a foreign judgment payable in foreign currency may be paid in Israeli currency at the rate of exchange in force on the date of the payment. Current Israeli law also permit a judgment debtor to make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Indemnification of Directors and Officers.

Exemption. Under the Companies Law, a company may not exempt an Office Holder (as defined below) from liability for a breach of the duty of loyalty or from liability arising out of a prohibited distribution to shareholders. Our Articles of Association allow us to exempt in advance, an Office Holder from liability towards the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care other than a breach of the duty of loyalty or from liability arising out of a prohibited distribution to shareholders. An ‘Office Holder’ is defined in the Companies Law as a general manager, chief business manager, deputy general manager, vice general manager, any other person assuming the responsibilities of any of these positions regardless of such person’s title, a director and any other manager directly subordinate to the general manager.

Indemnification. Under the Companies Law, a company may indemnify an Office Holder in respect of the following liabilities and expenses incurred by him\her for acts performed as an Office Holder, either in advance of an event or following an event, provided a provision authorizing such indemnification is contained in its articles of association:

●	a financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an Office Holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned events and amount.

●	reasonable litigation expenses, including attorneys’ fees, incurred by the Office Holder in connection with a monetary sanction or as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such Office Holder as a result of such investigation or proceeding; and (ii) no financial liability, such as a criminal penalty, was imposed upon him or her in lieu of criminal proceedings or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and

●	reasonable litigation expenses, including attorneys’ fees, incurred by the Office Holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf or by a third-party or in connection with criminal proceedings in which the Office Holder was acquitted or as a result of a conviction for an offense that does not require proof of criminal intent.

We provide our directors and other Office Holders with the maximum indemnity permitted by the Companies Law.

D&O Insurance. Under the Companies Law, a company may insure an Office Holder against the following liabilities incurred for acts performed as an Office Holder if and to the extent provided in the Company’s articles of association:

●	a breach of the duty of loyalty, provided that the Office Holder acted in good faith and had reasonable grounds to assume that the act that resulted in such breach would not prejudice the interests of the company;

●	a breach of duty of care to the company or to any other person;

●	a financial liability imposed on such Office Holder in respect to his or her capacity as an Office Holder in favor of any other person; and

●	any other event, occurrence, matter or circumstances under any law with respect to which the company may, or will be able to, insure an Office Holder, and to the extent such law requires the inclusion of a provision permitting such insurance in the articles of association, then such provision is deemed to be included and incorporated by reference (including, without limitation, in accordance with section 56h(b)(1) of the Securities Law, if and to the extent applicable, Section 50P of the Competition Law).

Limitations on Exemption, Insurance, and Indemnification. Under the Companies Law, a company may not indemnify, exculpate, or insure an Office Holder against any of the following:

●	a breach of the duty of loyalty, except to the extent that the Office Holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the Company;

●	a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the Office Holder;

●	an act or omission committed with intent to derive illegal personal benefit; or

●	a fine or forfeiture levied against the Office Holder.

Required Approvals. Under the Companies Law, generally, exculpation, indemnification and insurance of office holders must be approved by the compensation committee and the board of directors and, with respect to directors and the CEO, also by the general meeting of the shareholders, unless any exemption is applicable to the circumstances thereunder.

Our Restated Articles permit us to exempt, indemnify and insure our Office Holders to the extent permitted by law and the Restated Articles. The Office Holders are currently covered by a directors and officers’ liability insurance policy.

Insurance, Indemnification and Release. Our Compensation Committee has approved the purchase and the periodic renewal of insurance coverage in respect of the liability of its Office Holders currently in office and any additional or other Office Holders as may be appointed from time to time in the future, which will include coverage with respect to any public offering of shares or other securities of the Company, to the maximum extent permitted by law, generally providing for up to $10 million in coverage.

We have also entered into indemnification agreements with each of our directors and Office Holders. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company. The maximum indemnification amount set forth in such agreements is limited to the greater of (i) 25% of our shareholders’ equity on a consolidated basis, based on the most recent financial statements made publicly available before the date on which the indemnity payment is made; and (ii) $25 million. The maximum amount set forth in such agreements is in addition to any amount paid (if paid) under insurance and/or by a third-party pursuant to an indemnification arrangement.

There is no pending litigation or proceeding against any of our Office Holders as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any Office Holder.

In so far as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 9. Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Articles of Association(1)
4.1	Form of Indenture
4.2*	Form of Debt Security
4.3*	Form of Warrant Agreement (including form of Warrant Certificate)
4.4*	Form of Unit Agreement (including form of Unit Certificate)
5.1	Opinion of Erdinast, Ben Nathan, Toledano & Co.
5.2	Opinion of Ellenoff Grossman & Schole LLP
23.1	Consent of Somekh Chaikin Member Firm of KPMG International
23.2	Consent of Erdinast, Ben Nathan, Toledano & Co. (included in Exhibit 5.1)
23.3	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.2)
24.1	Power of attorney (included on signature page)
25.1**	Statement of Eligibility on Form T-1 on the Trustee under the Indenture
107	Filing Fee Table

*	To be filed by amendment or incorporated by reference in connection with the offering of a class of securities.

**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture will be incorporated herein by reference from a subsequent filing under the electronic form type “305B2” in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

(1)	Filed as an exhibit to the registrant’s Report on Form 6-K, filed with the SEC on November 4, 2024, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tel Aviv-Yafo, Israel, on the 5th day of June, 2025

Arbe Robotics Ltd.

By:	/s/ Jacob (Kobi) Marinka
Jacob (Kobi) Marinka
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Jacob (Kobi) Marinka and Karine Pinto-Flomenboim, each acting alone, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jacob (Kobi) Marinka	Chief Executive Officer and Director	June 5, 2025
Jacob (Kobi) Marinka	(Principal Executive Officer)

/s/ Karine Pinto-Flomenboim	Chief Financial Officer	June 5, 2025
Karine Pinto-Flomenboim	(Principal Financial and Accounting Officer)

/s/ Yair Shamir	Director	June 5, 2025
Yair Shamir

/s/ Ehud Levy	Director	June 5, 2025
Ehud Levy

/s/ Yonina Eldar, Ph.D.	Director	June 5, 2025
Yonina Eldar, Ph.D.

/s/ Boaz Schwartz	Director	June 5, 2025
Boaz Schwartz

/s/ Noam Arkind	Director	June 5, 2025
Noam Arkind

/s/ E. Scott Crist	Director	June 5, 2025
E. Scott Crist

/s/ Thilo Koslowski	Director	June 5, 2025
Thilo Koslowski

/s/ Alexander Hitzinger	Director	June 5, 2025
Alexander Hitzinger

AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Arbe Robotics Ltd. has signed this registration statement in the city of New York, New York on the 5th day of June, 2025.

Authorized Representative in the United States

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.